U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 12b-25

NOTIFICATION OF LATE FILING

SEC File Number:  000-24688



         Form 10-K
           Form 20-F
          Form 11-K
       X    Form 10-Q
          Form 10-D
          Form N-SAR
         Form N-CSR

For period ended: March 31, 2011

         	Transition Report on Form 10-K
         	Transition Report on Form 20-F
         	Transition Report on Form 11-K
         	Transition Report on Form 10-Q
         	Transition Report on Form N-SAR
	For the Transition Period Ended:   N/A


Nothing in this form shall be construed
 to imply that the Commission has verified any information contained herein.



PART I   REGISTRANT INFORMATION

Radiant Oil & Gas, Inc.
Full Name of Registrant:


9700 Richmond Avenue, Suite 124Address of Principal Executive Office

Houston, TX  77042

City, State and Zip CodePART II   RULES 12b-25 (b) AND (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed.

   X   	(a) The reasons described in reasonable
 detail in Part III of this form could not be eliminated without unreasonable effort or expense;

   X    	(b) The subject annual report,
semi-annual report, transition report on Form 10-K, Form 20-F, 11-K or Form N-SAR or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and

(c) The accountant(s statement or other exhibit required by Rule 12b-25(c) has been attached, if applicable.

PART III   NARRATIVE

The Company is unable to file its quarterly report on Form 10-Q for the period ended March 31, 2011 within the prescribed time period due to its difficulty in completing and obtaining required financial and other information without unreasonable effort and expense.

PART IV   OTHER INFORMATION

(1)	Name and telephone number of person
 to contact in regard to this notification
Chris Heath


832-

242-6000
(Name)

(Area Code)

(Telephone Number)

(2)	Have all other periodic reports required
under Section 13 or 15(d) of the
Securities Exchange Act of 1934 or Section 30
 of the Investment Company Act of 1940 during
 the preceding 12 months or for such shorter period
that the registrant was required to file
 such report(s) been filed?
If the answer is no, identify report(s).
           X    Yes		          No


(3)	Is it anticipated that any significant change in results
 of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be
included in the subject report or portion thereof?
	         Yes		    X   No


Radiant Oil & Gas, Inc.

(Name of Registrant as Specified in Charter) has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  	5/11/2011		By: 	John M. Jurasin

       Name: John M. Jurasin
         	      	Title: President & CEO